Exhibit 4.6

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of December 16, 2019, among (i) Hess Midstream Operations LP (formerly known as Hess Midstream Partners LP), a Delaware limited partnership (the “Issuer”), (ii) each of the entities identified as a “New Guarantor” on Schedule 1 hereto (each, a “New Guarantor”) and (iii) Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”) dated as of December 10, 2019, providing for the issuance of 5.125% Senior Notes due 2028 (the “Notes”);

WHEREAS, Section 10.1 of the Indenture provides that under certain circumstances the Issuer is required to cause each New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such New Guarantor shall unconditionally guarantee all the Issuer’s obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS, pursuant to Sections 9.6 and 10.6 of the Indenture, the Trustee, the Issuer and the New Guarantors are each authorized to execute and deliver this Supplemental Indenture;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuer and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1. Agreement to Guarantee. Each New Guarantor hereby agrees, jointly and severally with each other New Guarantor, to unconditionally guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantors and the Issuer.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

7. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ISSUER:

HESS MIDSTREAM OPERATIONS LP

By: Hess Midstream LP, as delegate of authority of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP

By: Hess Midstream GP LP, as general partner of Hess Midstream LP

By: Hess Midstream GP LLC, as general partner of Hess Midstream GP LP

By:	/s/ Jonathan C. Stein
Name: Jonathan C. Stein
Title: Chief Financial Officer

NEW GUARANTORS:

HESS INFRASTRUCTURE PARTNERS LP

By: Hess Midstream Operations LP, its general partner

By: Hess Midstream LP, as delegate of authority of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP

By: Hess Midstream GP LP, as general partner of Hess Midstream LP

By: Hess Midstream GP LLC, as general partner of Hess Midstream GP LP

By:	/s/ Jonathan C. Stein
Name: Jonathan C. Stein
Title: Chief Financial Officer

[Signature Page to First Supplemental Indenture]

HESS TGP OPERATIONS LP

By: Hess Infrastructure Partners LP, its general partner

By: Hess Midstream Operations LP, its general partner

By: Hess Midstream LP, as delegate of authority of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP

By: Hess Midstream GP LP, as general partner of Hess Midstream LP

By: Hess Midstream GP LLC, as general partner of Hess Midstream GP LP

By:	/s/ Jonathan C. Stein
Name: Jonathan C. Stein
Title: Chief Financial Officer

HESS NORTH DAKOTA EXPORT LOGISTICS OPERATIONS LP

By: Hess Infrastructure Partners LP, its general partner

By: Hess Midstream Operations LP, its general partner

By: Hess Midstream LP, as delegate of authority of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP

By: Hess Midstream GP LP, as general partner of Hess Midstream LP

By: Hess Midstream GP LLC, as general partner of Hess Midstream GP LP

By:	/s/ Jonathan C. Stein
Name: Jonathan C. Stein
Title: Chief Financial Officer

[Signature Page to First Supplemental Indenture]

HESS NORTH DAKOTA PIPELINES OPERATIONS LP

By: Hess Infrastructure Partners LP, its general partner

By: Hess Midstream Operations LP, its general partner

By: Hess Midstream LP, as delegate of authority of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP

By: Hess Midstream GP LP, as general partner of Hess Midstream LP

By: Hess Midstream GP LLC, as general partner of Hess Midstream GP LP

By:	/s/ Jonathan C. Stein
Name: Jonathan C. Stein
Title: Chief Financial Officer

HESS WATER SERVICES LLC

By:	/s/ Jonathan C. Stein
Name: Jonathan C. Stein
Title: Vice President

HESS WATER SERVICES HOLDINGS LLC

By:	/s/ Jonathan C. Stein
Name: Jonathan C. Stein
Title: Vice President

HESS TGP HOLDINGS LLC

By:	/s/ Jonathan C. Stein
Name: Jonathan C. Stein
Title: Vice President

[Signature Page to First Supplemental Indenture]

HESS TIOGA GAS PLANT LLC

By:	/s/ Jonathan C. Stein
Name: Jonathan C. Stein
Title: Vice President

HESS BAKKEN PROCESSING LLC

By:	/s/ Jonathan C. Stein
Name: Jonathan C. Stein
Title: Vice President

HESS NORTH DAKOTA EXPORT LOGISTICS HOLDINGS LLC

By:	/s/ Jonathan C. Stein
Name: Jonathan C. Stein
Title: Vice President

HESS NORTH DAKOTA EXPORT LOGISTICS LLC

By:	/s/ Jonathan C. Stein
Name: Jonathan C. Stein
Title: Vice President

HESS NORTH DAKOTA PIPELINES HOLDINGS LLC

By:	/s/ Jonathan C. Stein
Name: Jonathan C. Stein
Title: Vice President

HESS NORTH DAKOTA PIPELINES LLC

By:	/s/ Jonathan C. Stein
Name: Jonathan C. Stein
Title: Vice President

[Signature Page to First Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick Giordano
Name: Patrick Giordano
Title: Vice President

[Signature Page to First Supplemental Indenture]

SCHEDULE 1

NEW GUARANTORS (AS OF THE EFFECTIVE DATE)

1.	Hess Infrastructure Partners LP

2.	Hess TGP Operations LP

3.	Hess North Dakota Export Logistics Operations LP

4.	Hess North Dakota Pipelines Operations LP

5.	Hess Water Services LLC

6.	Hess Water Services Holdings LLC

7.	Hess TGP Holdings LLC

8.	Hess Tioga Gas Plant LLC

9.	Hess Bakken Processing LLC

10.	Hess North Dakota Export Logistics Holdings LLC

11.	Hess North Dakota Export Logistics LLC

12.	Hess North Dakota Pipelines Holdings LLC

13.	Hess North Dakota Pipelines LLC